UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 8, 2017

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On May 8, 2017, subsidiaries of Emmis Communications Corporation (“Emmis” or the “Company”), entered into an Asset Purchase Agreement to sell KPWR-FM in Los Angeles, California (the “Station”) to an affiliate of the Meruelo Group (the “Meruelo Group”) for $82.75 million, subject to closing adjustments and prorations. The Meruelo Group, the owner of KWHY-TV in Los Angeles, California, has been notified that it will receive proceeds in the television spectrum incentive auction recently conducted by the Federal Communications Commission (the “FCC”), and will use a portion of the spectrum auction proceeds to purchase KPWR-FM. Following approval by the FCC of the assignment of the Station’s FCC license, the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), the receipt of the proceeds from the spectrum auction, and the satisfaction of other customary closing conditions, the transaction is expected to close in the second half of 2017. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnities.
In connection with the transaction, the Meruelo Group and Emmis also entered into a Local Programming and Marketing Agreement pursuant to which the Meruelo Group will provide programming and sell advertising at the Station. The LMA is expected to commence promptly after expiration or earlier termination of the applicable waiting period under the HSR Act.
The foregoing description does not purport to be a complete statement of the terms and conditions of the transaction or the rights of the parties to the foregoing agreements, and is qualified in its entirety by reference to the text of the Asset Purchase Agreement and the Local Programming and Marketing Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 7.01	Regulation FD Disclosure.
On May 9, 2017, Emmis issued a press release announcing the transaction described above. A copy of the press release is furnished herewith as Exhibit 99.1.
The following table summarizes certain operating results of KPWR-FM for the years ended February 28(29), 2015, 2016, and 2017.

	For the years ended February 28 (29),
	2015	2016	2017
Net revenues	32,986	28,183	24,379
Station operating expenses, excluding depreciation and amortization expense	17,848	16,305	16,933
Depreciation and amortization	570	422	401
Operating income	14,568	11,456	7,045

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit	Description
10.1	Asset Purchase Agreement, dated as of May 8, 2017, by and among Emmis Radio, LLC, Emmis Radio License, LLC and KWHY-22 Broadcasting, LLC
10.2	Local Programming and Marketing Agreement, dated as of May 8, 2017, by and among Emmis Radio License, LLC and KWHY-22 Broadcasting, LLC
99.1	Press Release dated May 9, 2017, regarding the agreement to sell KPWR-FM

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: May 9, 2017
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary